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                                                                 Exhibit 99.8.54

                          FUND PARTICIPATION AGREEMENT
                                     AMONG
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
                         PUTNAM INVESTOR SERVICES, INC.
                                      AND
                  AMERICAN UNITED LIFE INSURANCE COMPANY, INC.
                          ONEAMERICA SECURITIES, INC.

      THIS AGREEMENT is made as of __________, 2014, by and among Putnam Retail Management Limited Partnership, distributor of the Putnam Funds (the "Distributor"), Putnam Investor Services. Inc., the transfer agent and shareholder servicing agent for the Putnam Funds ("Transfer Agent"), American United Life Insurance Company, Inc., a life insurance company organized under the laws of [____________________]and OneAmerica Securities, Inc. (collectively with American United Life Insurance Company, Inc., the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as the parties hereto may amend it from time to time (the "Accounts") (individually, a "Party", and collectively, the "Parties"). Distributor and Transfer Agent shall collectively be referred to as "Putnam."

                                  WITNESSETH:

      WHEREAS, each Fund set forth on Schedule B hereto (collectively, the "Funds") is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and shares of the Fund ("Shares") are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, Putnam desires to make each Fund available to act as an investment vehicle for separate accounts established for variable annuity contracts ("Contracts") to be offered by insurance companies that enter into participation agreements with Putnam (the "Participating Insurance Companies"), to certain qualified pension and retirement plans ("Plans"), and to the general public; and

      WHEREAS, the beneficial interest in the Fund may be divided into several series of Shares, and the Fund will make Shares in each of such series listed on Schedule B hereto as the Parties hereto may amend from time to time available for purchase by the Accounts; and

      WHEREAS, the Company will be the issuer of certain variable annuity contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), will be registered under the 1933 Act unless an exemption from registration is available; and


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      WHEREAS, the Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

      WHEREAS, the Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act unless an exemption from registration is available, and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act unless an exemption from registration is available; and

      WHEREAS, the Company intends to utilize Shares of one or more Funds as an investment vehicle of the Accounts; and

      WHEREAS, the Funds are available to the general public including investors other than insurance companies and/or their separate accounts funding variable annuity and/or variable life insurance policies;

      WHEREAS, the Funds do not comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

      WHEREAS, Company has determined that the Funds are an appropriate investment option in the Plans and in the Contracts even though the Funds do not comply with Section 817(h) of the Code or the regulations thereunder; and

      NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

                                   ARTICLE I
                              SALE OF FUND SHARES

      1.1 On each day Business Day (as defined below), the Transfer Agent shall transmit to Company net asset value ("NAV") information for each Fund calculated on such Business Day. The Transfer Agent shall provide such information via the National Securities Clearing Corporation's ("NSCC") Mutual Fund Profile System Phase I or by such other means as the Parties may agree upon from time to time. Notwithstanding the foregoing, in the event that such information cannot reasonably be provided through such means, the Transfer Agent shall provide such information via fax transmission or other means as agreed upon by the Parties. The Transfer Agent shall use its best efforts to provide such information by no later than 7:00 P.M. Eastern Time on such Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading, the Fund calculates its NAV pursuant to the rules of the SEC, and the Company is open for business.

      1.2 On each Business Day, the Transfer Agent shall transmit to Company dividend and capital gains distribution information, if any, for each Fund, and with respect to Funds that

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declare dividends daily, the daily accrual for interest rate factor (mil rate)
information for such Business Day. The Transfer Agent shall provide such information via the NSCC's Mutual Fund Profile System Phase II or by such other means as the Parties may agree upon from time to time. Notwithstanding the foregoing, in the event that such information cannot reasonably be provided through such means, the Transfer Agent shall provide it via fax transmission or other means as agreed upon by the Parties. The Transfer Agent shall use its best efforts to provide such information by no later than 7:00 P.M. Eastern Time on such Business Day.

      1.3 The Fund shall make Shares of its Fund available to the Accounts at the NAV next computed after receipt of such purchase order by the Fund (or its agent), as established in accordance with the provisions of the then current prospectus of the Fund. For the purposes of Sections 1.3 and 1.4, the Fund hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Notwithstanding anything to the contrary herein, the Board of Trustees of the Fund (the "Trustees") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is deemed in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Fund.

      The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule B hereto. Upon such amendment to Schedule B, any applicable reference to the Fund, or its Shares herein shall include a reference to any such additional Fund. Schedule B, as amended from time to time, is incorporated herein by reference and is a part hereof.

      If Company and Putnam intend to clear trades through, and make use of, the NSCC's Defined Contribution Clearing and Settlement Fund/SERV ("FundSERV"), the terms set forth in Section 1.4.2 below shall apply. If the use of Fund/SERV is not operationally feasible, or the Parties otherwise agree, the terms set forth in Section 1.4.1 shall apply.

      1.4.1 Orders for the purchase or redemption of Shares of the Funds on behalf of the Accounts ("Instructions") will be placed directly by the Company with the Transfer Agent. Instructions in good order received by the Company prior to the close of trading on the New York Stock Exchange on any given business day Business Day (the "Trade Date") and transmitted to the Transfer Agent by no later than 8:00 am Eastern time ("ET") the Business Day following the Trade Date ("Trade Date + 1"), will be executed at the NAV determined as of the close of trading on the Trade Date,

      As set forth below, upon the timely receipt by the Company of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share price for each Fund computed as of the close of trading on the Trade Date.

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      (a) Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a Fund.

      (b) On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph (c) only, the Settlement Date will be the date on which the Instruction settles.

      (c) The Company shall, upon receipt of any confirmation or statement concerning the Accounts, verify the accuracy of the information contained therein against the information contained in the Company's internal record-keeping system and shall promptly, advise the Transfer Agent in writing of any discrepancies between such information. The Transfer Agent and the Company shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

      1.4.2 (a) For each Business Day, the Company shall transmit to the Transfer Agent Instructions received by the close of trading on the New York Stock Exchange and shall transmit such Instructions without modification to the Transfer Agent, except for netting and/or aggregation, via the NSCC's Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system no later than 5:00 A.M. Eastern Time on the next Business Day ("DCC&S Trade Date + 1"). Notwithstanding the foregoing, to the extent Instructions are not transmitted to the Transfer Agent via the DCC&S Fund/SERV system, the Company shall notify the Transfer Agent, and such Instructions shall be either (i) transmitted via facsimile or (ii) resubmitted via the DCC&S Fund/SERV system by no later than 8:30 A.M. Eastern Time on DCC&S Trade Date + I. On each Business Day, the Transfer Agent shall accept, and effect changes in its records upon receipt of purchase, redemption and registration Instructions from the Company electronically through DCC&S. On each Business Day, the Transfer Agent shall accept for processing any Instructions from the Company and shall process such Instructions in a timely manner.

      (b) Transfer Agent shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Transfer Agent shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of Transfer Agent that would affect its duties and obligations pursuant to this Agreement.

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      (c) Confirmed trades and any other information provided by Transfer Agent to Company through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

      (d) Trade information provided by Company to Transfer Agent through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Company regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

      1.5 Company shall provide the Funds and Transfer Agent with all information necessary or appropriate to establish and maintain each transaction for the purchase or redemption of Shares (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by the Funds and/or Transfer Agent to effect all such transactions. The Company certifies that all Instructions delivered to Transfer Agent for any Business Day shall have been received by the Company from the Plan or participants by the close of trading (generally 4:00 p.m. ET) on the New York Stock Exchange on such Business Day and that any Instructions received by it after the close of Trading for any given Business Day will be transmitted to Transfer Agent on the next Business Day. In connection with this Section 1.5, the Company represents and warrants that it will not submit any order for redemptions or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order redemptions or engage in any practice, that would violate or cause a violation of Section 22 of the 1940 Act or Rule 22c-1 thereunder. In connection with the foregoing, the Company agrees to provide information, at the Transfer Agent's reasonable request, on its late trading controls procedures, and the Company represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Fund after the close of trading on the New York Stock Exchange on a day on a day for trades that will be based on the net asset value determined as of the close of trading on the New York Stock Exchange on such day.

      1.6 Issuance and transfer of the Fund's Shares will be by book entry only. Certificates evidencing the Shares will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

      1.7 Any material errors in the calculation of NAV, dividend and/or capital gain information shall be reported to the Company as soon as practicable after discovering the need for adjustment. All such Material errors and adjustments will be corrected in accordance with the Fund's Pricing Procedures as adopted by the Trustees of the Funds.

      1.8 The Company understands and agrees that all redemption orders are subject to any applicable short-term trading fees as set forth in the relevant Fund prospectus ("STTFs"). The Company agrees, that it will collect all STTFs due and owing to a Fund arising out of redemption orders received by the Company. For this purpose, the parties agree that the Company shall not net

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or offset redemption orders by any purchase orders. The Company further agree that it will remit such STTFs, or cause such STTFs to be remitted, to the Distributor and/or the Transfer Agent in such manner as may be agreed upon by the parties from time to time. The Company and further agree that it will provide written assurances in such form that may be reasonably agreed upon by the Company, the Transfer Agent, Distributor and/or the Trustees of the Funds, no more than annually, that it has calculated, collected, and remitted all such STTFs in conformity with the relevant Fund prospectus.

      1.9 The Company further agree to reasonably cooperate with efforts by the Distributor, the Transfer Agent and the Funds to monitor and eliminate market timing and inappropriate short-term trading of the Funds through the Contracts. With respect to monitoring, the Company shall apply its procedures as provided in writing to the Distributor and/or the Transfer Agent (including any material modifications to such criteria from time to time), which may differ from monitoring criteria of the Fund. The Company understand that the Distributor, the Transfer Agent and the Funds conduct their own monitoring of trading activity and if potentially inappropriate trading is suspected and not corrected by the Company after notification from the Distributor or the Transfer Agent, the Distributor, the Transfer Agent or the Funds may immediately suspend all Fund purchases through the Company. Company shall provide Distributor, Transfer Agent and/or the Funds, on an annual basis, with a certification that Company is in compliance with the obligations set forth in this Section 1.9.

                                   ARTICLE II
                           OBLIGATIONS OF THE PARTIES

      2.1 The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1.

      2.2 Putnam shall provide the Company (at Putnam's expense) with as many copies of the Fund's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall request for existing Contract owners for whom Shares are held by an Account. Putnam shall provide the Company (at the Company's expense) with as many copies of the Fund's current prospectus, including any amendments or supplements thereto, as the Company shall request for prospective purchasers of Contracts. If requested by the Company in lieu thereof, Putnam shall provide the Company with a camera ready copy of such documents in a form suitable for printing (at the Company's expense, except that Putnam will bear the commercially reasonable, prorated cost of printing the Fund's prospectus in this format for existing Contract owners up to an amount the Fund would pay on a per copy basis for its own prospectus). Putnam shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. Putnam (at its expense) shall provide the Company with copies of any Fund-sponsored proxy materials in such quantity as the

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Company shall reasonably require for distribution to Contract owners. Putnam shall provide the materials described in this Section 2.2 within a reasonable time prior to required printing and distribution of such materials.

     2.3 (a) Putnam shall bear the costs of distributing the Fund's prospectus, statement of additional information, shareholder reports and other shareholder communications to Contract owners of and applicants for policies for which the Fund is serving or is to serve as an investment vehicle. Putnam shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners on a timely basis in accordance with applicable federal and state securities laws.

      (b) If the Company elects to include any materials provided by the Fund, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by Putnam and for promptly replacing such materials with all updates provided by Putnam.

     2.4 The Company agrees and acknowledges that it has no rights to the names and marks "Putnam" and "Putnam Investments" and that all use of any designation comprised in whole or part of Putnam or the names of the Fund (each a "Fund Mark") under this Agreement shall inure to the benefit of the Fund and Putnam. Except as provided in Section 2.5, the Company shall not use any Fund Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Putnam. Upon termination of this Agreement for any reason, the Company shall cease all use of any Fund Mark as soon as reasonably practicable.

     2.5 (a) The Company will provide Putnam with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above promptly after the filing of each such document with the SEC or other regulatory authority provided that the document relates to an Account and Contract that include the Fund as one of the underlying funding vehicles for such Contract.

        (b) Putnam shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, the Accounts or the Contracts are named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material. The Company shall furnish, or shall cause to be furnished, to Putnam or its designee, each piece of sales literature or other promotional material in which the Fund or Putnam is named, at least fifteen Business Days prior to its use. No such material shall be used if Putnam or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

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      2.6  The Company and its affiliates shall not give any information or make any representations or statements on behalf of the Fund or concerning Putnam or any of its affiliates in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Fund Shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by Putnam or its designee, except as required by legal process or regulatory authorities or with the written permission of Putnam or its designee.

      2.7 Putnam and its affiliates shall not give any information or make any representations or statements on behalf of the Company or concerning the Company or any of its affiliates, the Contracts or the Accounts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Contracts (as such registration statement, prospectus, and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company or its designee for distribution including sales literature or other promotional materials; except as required by legal process or regulatory authorities or with the written permission of the Company or its designee.

      2.8 So long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for owners of variable annuity contracts, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Accounts, in Shares of the Fund, and will vote the Shares held in such Accounts in a manner consistent with voting instructions timely received from Contract owners. Putnam shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. With respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares it owns that are held by that Account or directly, in the same proportion as those Shares for which timely voting instructions are received. The Company and its affiliates and agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of Putnam, which consent may be withheld in Putnam's sole discretion.

      2.9 The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund, Putnam and/or its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither the Fund, Putnam nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

      2.10 For purposes of Sections 2.6 and 2.7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks

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such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

      2.11 Putnam will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund prospectus; (ii) any request by the SEC for any amendment to such registration statement or the Fund prospectus that may affect the offering of Shares of the Fund to the Account; or (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's Shares; or (iv) if Putnam receives notice that any applicable law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Company.

      2.12 The Company will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account prospectus; (ii) any request by the SEC for any amendment to such registration statement or Account prospectus that may affect the offering of Shares of the Fund; (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

      2.13 The Company provide Putnam or its blue sky reporting vendor with such reports as Putnam shall reasonably conclude are necessary to enable the Funds and Putnam to comply with state blue sky requirements including, but not limited to, a report indicating the number of Shares of each Fund purchased on behalf of Contract owners resident in one or more states or other jurisdictions. The Company agrees that such report shall be in compliance with, and such sales shall be calculated in accordance with, each respective state's particular blue sky laws.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


      3.1 The Company represents and warrants (i) that it is an insurance company duly organized and in good standing under the laws of the [_______________] and has full corporate power,

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authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement; (ii) that it has legally and validly established and maintained each Account as a segregated asset account under such law and the regulations thereunder; and (iii) that the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

      3.2 The Company represents and warrants that (i) each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered and each Account will remain registered as a unit investment trust in accordance with the provisions of the 1940 Act unless an exemption from registration is available; (ii) each registered Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder; (iii) each registered Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder; (iv) the Company will amend the registration statement for its Contracts under the 1933 Act and for its registered Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law; and (v) each registered Account prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

      3.3 The Company represents and warrants that the Contracts or interests in the Accounts are or, prior to issuance, will be registered as securities under the 1933 Act unless an exemption from registration is available. The Company further represents and warrants that: (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; (ii) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code; (iii) the Company complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder (AML laws), as applicable; and (iv) the Company does not encourage or facilitate active trading.

      3.4 The Company acknowledges that the Funds do not comply with Section 817(h) of the Code or the regulations thereunder. The Company represents and warrants that the Contracts may invest in the Funds through the Account even though the Funds do not comply with Section 817 of the Code or the regulations thereunder

      3.5 Putnam represents and warrants that (i) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder; (iii) that the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder; and (iv) that the Fund's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

      3.6 Putnam represents and warrants that the Fund Shares offered and sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act and the Fund shall be registered under the 1940 Act to the extent required by the 1940 Act prior to any issuance or sale of such Shares. The Fund shall amend its registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of

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its Shares. The Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

      3.7 Putnam represents that each Fund intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that a Fund has ceased to so qualify.

      3.8 Certain classes of the Fund's Shares intend to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"). Putnam represents that the 12b-1 Plan for each class of each applicable Fund has as of the date this Agreement been approved by the Trustees. Any distribution payments made by the Distributor with respect to the Funds shall be in accordance with, and pursuant to, that certain Dealer Sales Contract and Dealer Service Agreement dated as of January 7, 2002 by and between Distributor and OneAmerica Securities, Inc.

      3.9 Putnam represents and warrants that the Fund's Trustees, officers and employees are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      3.10 Each of the Parties represents and warrants that it shall perform its obligations hereunder in compliance with any applicable state and federal laws.

                                   ARTICLE IV
                          CONTRACT HOLDER INFORMATION

      4.1 Agreement to Provide Contract Holder Information Pursuant to Rule 22c-2 under the 1940 Act

      (a) Company agrees to provide the Fund, Transfer Agent and/or Distributor, upon written request, the taxpayer identification number ("TIN") (or in the case of non-U.S Contract holders, if the TIN is unavailable, the International Taxpayer Identification Number or other government issued identifier ("ITIN")) of any or all Contract holders and the amount, date, name or other identifier of any investment professional(s) associated with the Contract holder(s) or account(s) (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of shares of the Fund(s) held through one or more account(s) maintained by the Company during the period covered by the request ("transaction information").


      (b) Requests must set forth a specific period, not to exceed ninety (90) business days from the date of the request, for which transaction information is sought. The Fund, Transfer Agent and/or Distributor may request transaction information older than ninety

(90) business days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Fund.

      (c) The Company agrees to transmit the requested transaction information that is on its books and records to the Fund, Transfer Agent and/or Distributor promptly, but in any event not later than five (5) business days after receipt of a request. If the requested transaction information is not on the Company's books and records, the Company agrees to use its best efforts to: (i) provide or arrange to provide to the Fund the requested transaction information from Contract holders who hold an account with an indirect intermediary; or (ii) if directed by the Fund, Transfer Agent and/or Distributor block further purchases of shares of the Fund(s) from such indirect intermediary. In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in Rule 22c-2 under the 1940 Act.

       4.2   Agreement to Restrict Trading; Instructions; Confirmations

      (a) Company agrees to execute written instructions from the Fund, Transfer Agent and/or Distributor to restrict or prohibit further purchases or exchanges of shares of the Fund(s) by a Contract holder that has been identified by the Fund, Transfer Agent and/or Distributor as having engaged in transactions of Fund shares (directly or indirectly through the Company's account) that violate market timing or frequent trading policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

      (b) Instructions must include the TIN or ITIN, as applicable, and if known, the specific restrictions(s) to be executed. If the TIN or ITIN is not known, the instructions must include an equivalent identifying number of the Contract holder(s) or account(s) or other agreed upon information to which the instruction relates.

      (c) The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

      (d) The Company must provide written confirmation to the Fund, Transfer Agent and/or Distributor that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

      4.3 Limitations on Use of Information. The Fund and Putnam agree not to use any transaction information received from the Company solely pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of the Company, except where it is required to do so under law, rule, or regulation.


                                   ARTICLE V
                                INDEMNIFICATION

      5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Fund, Putnam, its affiliates and each of its Trustees, officers, employees and agents and each person, if any, who controls the Fund, Putnam or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Fund Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Fund Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

      (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in advertising or sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article
V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Fund Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company or its affiliates by or on behalf of Putnam or its affiliates for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

      (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or the negligent or wrongful conduct of the Company, or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Fund Shares; or

      (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or its affiliates by or on behalf of the Company or its affiliates; or

      (d) arise out of or result from any failure by the Company to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

      (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      5.2 Indemnification By Putnam. Putnam agrees to indemnify and hold harmless the Company, its affiliates and each of its directors, officers, employees and agents and each person, if any, who controls the Company or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

      (a) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or prospectus for the Fund or in advertising or sales literature for the Fund (or any amendment or supplement to any of the foregoing), (collectively, "Fund Documents" for the purposes of this
Article V), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or its affiliates by or on behalf of the Company or its affiliates for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

      (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or the negligent or wrongful conduct of Putnam or persons under their control (including, without limitation, their employees), in connection with the sale or distribution of the Fund Shares to the Account; or

      (c) arise out of or result from any untrue statement of a material fact contained in Company Documents or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Fund, Putnam or their affiliates; or

      (d) arise out of or result from any failure by Putnam to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement;

      (e) arise out of or result from any material breach of any representation and/or warranty made by Putnam in this Agreement or arise out of or result from any other material breach of this Agreement by Putnam; or

      (f) arise out of the failure of the Fund to qualify as a "regulated investment company" under Subchapter M of the Code.

      5.3 No Party shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against a Fund Indemnified Party or a Company Indemnified Party, as applicable (as to each, an "Indemnified Party") to the extent the Losses arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      5.4 No Party shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Party against whom Indemnification is sought (the "Indemnifying Party") in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim that shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

      5.5 In case any such action is brought against the Indemnified Parties, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Party named in the action. After notice from the Indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall cooperate with the Indemnifying Party and bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI
                                CONFIDENTIALITY

      6.1 Putnam acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. Putnam agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by Putnam from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with Putnam, Putnam will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Fund or any of its affiliates (collectively, the "the Fund Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Fund Protected Parties or any of their employees or agents in connection with the Fund's performance of its duties under this Agreement are the valuable property of the Fund Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Fund Protected Parties' customers or any other information or property of the Fund Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Fund Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Putnam's prior written consent; or (b) as required by law or judicial process. Each Party acknowledges that any breach of the agreements in this Article VI would result in immediate and irreparable harm to the other Party for which there would be no adequate remedy at law and agree that in the event of such a breach, the other Party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                                  ARTICLE VII
                                  TERMINATION

     7.1 (a) This Agreement may be terminated by either Party for any reason by ninety (90) days advance written notice delivered to the other Party.

          (b) This Agreement may be terminated by the Company immediately upon written notice to Putnam with respect to any Fund:

            (i) based upon the Company's determination that Shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

            (ii) in the event any of the Fund's Shares are not registered, and in all material respects issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (iii) upon Putnam's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within thirty days after written notice of such breach is delivered to the Fund;

            (iv) in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

          (c) This Agreement may be terminated immediately by the Fund or Putnam upon:

            (i) the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten days after written notice of such breach is delivered to the Company; or

            (ii) if upon Putnam's sole judgment exercised in good faith that federal or state securities laws preclude the use of Fund Shares as an underlying investment vehicle of the Contracts.

      (d) This Agreement will terminate as to a Fund upon at least ninety (90) days advance written notice:

            (i) at the option of Putnam upon institution of formal proceedings against the Company by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if Putnam shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (ii) at the option of the Company upon institution of formal proceedings against the Fund, Transfer Agent or Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Transfer Agent or Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

      7.2 Notwithstanding any termination of this Agreement under Section 7.1, Putnam shall, at the option of the Company, continue to make available additional Shares of the Fund for at least ninety days, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3 and meet all obligations of the Company under this Agreement (treating it as being in full force and effect), and further provided that Shares of the Fund shall only be required to be made available with respect to owners of the Contracts for whom Shares are held by an Account on the effective date of the termination. Such Contract owners will be permitted to reallocate investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Contracts. The provisions of this Section 7.2 shall not apply in the event Putnam determines to liquidate the Fund and end the Fund's existence.

      7.3 The provisions of Articles V and VI shall survive the termination of this Agreement, and the provisions of Articles II shall survive the termination of this Agreement so long as Shares of the Fund are held on behalf of Contract owners in accordance with Section 7.2.

      7.4 This Agreement will terminate as to a Fund immediately at the option of the Fund if interests in an Account under the Contracts are not registered, or, in all material respects, are not issued or sold in accordance with any applicable federal or state law, upon prior written notice which shall be given as soon as possible within twenty-four (24) hours after the Fund learns of the event.

      7.5 The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the effective date of this Agreement's termination with respect to such Shares or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable. Such steps may include, for example, combining the affected Account with another Account, substituting other Fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                                  ARTICLE VIII
                                    NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

         If to Putnam:            Putnam Investments
                                  One Post Office Square, A-16
                                  Boston, MA 02109
                                  Attention: IO Legal/Compliance

         If to the Company:       American United Life Insurance Company, Inc.
                                  OneAmerica Securities, Inc.

                                  [insert contact information]


                                  ARTICLE IX
                                 MISCELLANEOUS

      9.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      9.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      9.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      9.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Commonwealth of Massachusetts without regard for that state's principles of conflict of laws and to the extent not pre-empted by ERISA.


      9.5 Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      9.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

      9.7 The Parties acknowledge and agree that this Agreement shall not be exclusive in any respect.

      9.8 Neither this Agreement nor any of its rights or obligations hereunder may be assigned by any Party without the prior written approval of the other Party; provided however that Putnam may assign its right and obligations hereunder to an affiliate.

      9.9 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties hereto.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                                PUTNAM RETAIL MANAGEMENT LIMITED
                                                PARTNERSHIP

                                                By:
                                                   ------------------------
                                                Name:
                                                Title:

                                                PUTNAM INVESTOR SERVICES, INC.

                                                By:
                                                   ------------------------
                                                Name:
                                                Title:

                                                AMERICAN UNITED LIFE INSURANCE
                                                COMPANY, INC.

                                                By: /s/ Terry W. Burns
                                                   ------------------------
                                                Name: Terry W. Burns
                                                Title: Assistant Vice President

                                                ONEAMERICA SECURITIES, INC.

                                                By:
                                                    ------------------------
                                                Name:
                                                Title:

                                         SCHEDULE A
                         SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


    NAME OF SEPARATE ACCOUNT AND                       POLICIES/CONTRACTS FUNDED
    DATE ESTABLISHED BY BOARD OF DIRECTORS             BY SEPARATE ACCOUNT

                                   SCHEDULE B

                              PARTICIPATING FUNDS